Exhibit 99.3

Assets Under Management March 31, 2024

Investors turn to **MetLife Investment Management** for our deep and long-established expertise in Public Fixed Income, Private Capital and Real Estate. Seeking to deliver strong, risk-adjusted returns, we create tailored portfolio solutions by listening first, strategizing second, and collaborating constantly. We are institutional, but far from typical.

Total Assets Under Management[1]

By Asset Type	$593.7 Billion
Mortgage Loans	$107.4
Public Corporates	$105.1
Structured Products	$67.5
Private Corporates	$56.4
U.S. Government and Agency	$49.8
Foreign Government	$37.8
Private Infrastructure	$34.3
Cash and Short-Term Investments	$28.6
Real Estate Equity	$24.2
Common and Preferred Equity	$19.2
Alternatives	$17.2
Municipals	$13.9
Emerging Market Debt	$12.8
Private Structured Credit	$6.8
Bank Loans	$6.2
High Yield	$4.9
Middle Market Private Capital	$1.6

Institutional Client Assets Under Management[1]

Mandates Profile



7%
5%
11%
43%
440 Mandates
17%
17%

Institutional Client AUM

	$177.3 Billion
Insurance/Financial	$81.9
Sub-Advisory	$37.2
Corporate	$29.6
Public	$13.5
Commingled Fund[2]	$12.5
Other[3]	$2.6

Representative Capabilities

Private Capital
Corporate Private Credit
Infrastructure Debt
Private Structured Credit
Middle Market Private Capital
Residential Whole Loans
Private Equity

Public Fixed Income
Bank Loans
Core
Core Plus
Corporate
Emerging Market Debt
High Yield
Long Duration
Multi-Sector
Short Duration
Stable Value

Real Estate
Commercial Mortgage Loans
Real Estate Equity

Index Strategies

Insurance Advisory

Liability Driven Investing (LDI)

[1] As of March 31, 2024. At estimated fair value. Dollars in billions. Cash and Short-Term Investments includes cash equivalents. See Explanatory Note.
[2] Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and other vehicles offered or available to qualifying investors, including third parties and affiliates.
[3] Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients.

MetLife Investment Management
investments.metlife.com

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional investment management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural (“net agricultural mortgage loans”) and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus TP AUM (each, as defined below). MIM manages Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Third Party AUM (“TP AUM”) is comprised of non-proprietary assets managed by MIM on behalf of unaffiliated/third party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended March 31, 2024, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. L0823033927[exp0824][All States] One MetLife Way | Whippany, New Jersey 07981 © 2023 METLIFE, INC.